Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/Chief Financial Officer

Distribute to:	Virginia State/Local News lines, NY Times, AP, Reuters, S&P, Moody’s, Dow
Jones, Investor Relations Service

October 27, 2008	Traded: NASDAQ	Symbol: UBSH

Union Bankshares Corporation Files Shelf Registration Statement

for $50 Million of Securities

BOWLING GREEN, VA, October 27, 2008/PR Newswire-FirstCall — Union Bankshares Corporation (the “Company”) (NASDAQ: UBSH) has filed a Form S-3 shelf registration statement with the U.S. Securities and Exchange Commission (the “SEC”). Once declared effective by the SEC, the shelf registration will allow the Company to raise capital from time to time, up to an aggregate of $50 million, through the sale of various types of securities. Specific terms of the securities to be offered and prices of the securities will be determined at the time of any such offering under a separate prospectus supplement to be filed with the SEC at the time of each specific offering.

The proceeds from any sales would be used for general corporate purposes. Such purposes could include, but are not limited to, investing in or extending credit to the Company’s operating subsidiaries to strengthen their capital positions, investments at the Company level, debt reduction, possible acquisitions and other purposes as described in any prospectus supplement.

“The shelf registration allows us to be opportunistic and flexible in the capital raising process,” said G. William Beale, President and Chief Executive Officer of the Company. “This will better position us to deal with current economic conditions and to continue our plans for prudent loan and asset growth. It will also position us to take advantage of opportunities to expand and enhance our franchise as such opportunities may arise.”

The registration statement relating to these securities is not yet effective. These securities may not be sold and no offers to buy can be accepted until the SEC declares the registration statement effective and any appropriate prospectus supplement has been filed. This press release is not an offer to sell or the solicitation of an offer to buy such securities, and there shall be no sale of any of these securities in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of any prospectus and prospectus supplement that may be issued with respect to such offering.

ABOUT UNION BANKSHARES CORPORATION

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company (39 locations in the counties of Albemarle, Caroline, Chesterfield, Fairfax, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the cities of Fredericksburg and Charlottesville); Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster); Rappahannock National Bank (7 locations in Washington, Front Royal, Middleburg, Warrenton, and Winchester) and Bay Community Bank (4 locations in Williamsburg, Newport News and Grafton). Union Bank and Trust Company also operates a loan production office in Manassas. Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products. Bay Community Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC.

On March 14, 2008, the Company completed the previously announced merger of its Prosperity Bank & Trust Company affiliate into Union Bank and Trust Company (“Union Bank”).

On May 28, 2008, the Company announced that its affiliate Bay Community Bank will merge into its largest bank affiliate, Union Bank. The projected completion date of the merger is October 31, 2008.

Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH.”

FORWARD-LOOKING STATEMENTS

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.

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